As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement

Under

The Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jennifer J. Davis

Executive Vice President – General Counsel

Leggett & Platt, Incorporated

1 Leggett Road

Carthage, Missouri 64836

417-358-8131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Benjamin

1271 Avenue of the Americas

New York, New York 10020

212-906-1200

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. Selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling security holders.

We will provide specific terms of any offering in supplements to this prospectus. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or any selling security holder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LEG.” As of June 10, 2024, the closing price of our common stock on the NYSE was $12.45. The trading price of our common stock has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described under the heading “Risk Factors” beginning on page 1 of this prospectus.

Investing in our securities involves risk. See “Risk Factors” on page 1 of this prospectus, in the documents incorporated in this prospectus by reference and in any applicable prospectus supplement. You should carefully consider these risk factors before deciding to purchase any securities offered pursuant to this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, as well as the documents incorporated by reference herein, whether written or oral, may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: projections of our revenue, income, earnings, capital expenditures, dividends, product demand, capital structure, cash flows from operations, whether we will continue to pay cash dividends, metal margins, cash repatriation, tax impacts, effective tax rate, maintenance of indebtedness under the commercial paper program, litigation exposure, acquisition or disposition activity, industry demand projections, the amount of share repurchases, impact of accounts receivable and payable programs, defined benefit plan contributions, collectability of receivables, cost of property insurance, possible goodwill or other asset impairment, potential changes to our portfolio of businesses, access to liquidity, compliance with debt covenant requirements, raw material and parts availability and pricing, supply chain disruptions, labor, raw material and part shortages, inventory levels, customer requirements, climate-related effects, impacts arising from evaluating opportunities across our business, or other financial items; possible plans, goals, objectives, prospects, strategies, or trends concerning future operations; statements concerning future economic performance; items related to the previously announced restructuring plan (the “Restructuring Plan” or “Plan”) (such as: estimates of the amounts, types, and timing of restructuring and restructuring-related costs (cash and non-cash including inventory obsolescence) and impairment charges; sales reduction; the amount and timing of proceeds from the sale of facilities; the number of facilities to be consolidated); and the underlying assumptions relating to forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “project,” “should,” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of Leggett & Platt or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties, and developments, which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have and do not undertake any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends, or results.

Readers should review Item 1A Risk Factors in our most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by our subsequently filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, as well as “Risk Factors” in this prospectus and in any applicable prospectus supplement, for a description of important factors, many of which are beyond our control, that could cause actual events or results to differ materially from forward-looking statements. It is not possible to anticipate and list all risks, uncertainties and developments which may affect our future operations or performance, or which otherwise may cause actual events or results to differ materially from forward-looking statements. However, the known material risks and uncertainties include the following:

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risks and uncertainties related to our previously announced Restructuring Plan, including the preliminary nature of the estimates and the possibility that the estimates may change as our analysis develops and additional information is obtained; our ability to implement the Plan in a timely manner that will positively impact our financial condition and results of operations; our ability to dispose of assets pursuant to the Plan and obtain expected proceeds in a timely manner; the impact of the Plan on relationships with employees, customers, and vendors; factors that may cause us to be unable to achieve the expected benefits of the Plan; and other restructuring, impairment, and related costs in addition to our previously announced Plan;

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the adverse impact of delays and non-delivery of raw materials, parts, and finished products in our supply chain from severe weather-related events, natural disaster, fire, explosion, terrorism, geopolitical conflicts, government action, labor strikes, delivery port shutdowns, trucking constraints, pandemics, vendor quality issues, failure by our suppliers to comply with laws and regulations, or other reasons beyond our control;

•	the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries as impacted by macroeconomic factors;

•	adverse changes in consumer confidence, housing turnover, employment levels, interest rates, trends in capital spending, and the like;

•	the loss of business with one or more of our significant customers;

•	impairment of goodwill and long-lived assets;

•	our ability to manage working capital;

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our ability to borrow under our credit facility, including our ability to comply with the restrictive covenants in our credit facility that may limit our operational flexibility and our ability to timely pay our debt;

•	our ability to comply with new environmental and climate change laws and regulations, the cost of such laws and regulations, and market, technological, and reputational impacts from climate change;

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the direct and indirect physical effects of climate change, including severe weather-related events, natural disasters, and changes in climate patterns, on our markets, operations, supply chains, and results;

•	our ability to collect receivables due to customer bankruptcy, financial difficulties, or insolvency;

•	our ability to attract, develop, and retain a talented and diverse workforce;

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inflationary, deflationary, and other impacts on raw materials and other costs, including the availability and pricing of steel scrap and rod, chemicals, semiconductors, and the adverse impact of wage rates and energy costs;

•	our ability to maintain or inability to increase the market share in the goods and services we sell or provide;

•	our ability to pass along raw material cost increases through increased selling prices;

•	price and product competition from foreign (particularly Asian, European, and Mexican) and domestic competitors;

•	our ability to maintain profit margins if our customers change the quantity and mix of our products;

•	our ability to access the commercial paper market and increased borrowing costs due to credit rating changes;

•	adverse changes in political risk and U.S. or foreign laws, regulations, or legal systems (including tax and trade laws);

•	our ability to realize deferred tax assets and challenges to tax positions pursuant to ongoing or future audits;

•	cash repatriation from foreign accounts;

•	the effectiveness and enforcement of antidumping and countervailing duties on the import of innersprings, steel wire rod, and finished mattresses;

•	tariffs imposed by the U.S. government that result in increased costs of our imported purchases;

•	the disruption of the semiconductor industry and our global operations generally from conflict between China and Taiwan;

•	general global economic and business conditions;

•	our ability to develop commercially viable and innovative products in response to changes in technology and market developments;

•	our ability to maintain the proper functioning of our internal business processes and information systems through technology failures or otherwise;

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adverse impact from cybersecurity incidents on our business, financial results, supplier or customer relationships, cybersecurity protection and remediation costs, legal costs, insurance premiums, competitiveness, and reputation;

•	the unauthorized use of artificial intelligence that could expose sensitive Company information, infringe intellectual property rights, violate privacy laws, and harm our reputation;

•	our ability to comply with environmental, social, and governance responsibilities;

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litigation risks related to various contingencies, including antitrust, intellectual property, vehicle-related personal injury, contract disputes, product liability and warranty, taxation, climate change, environmental, and workers’ compensation expense;

•	business disruptions to our steel rod mill, including but not limited to, a lack of adequate supply of steel scrap, severe weather impacts, natural disasters, fire, and flooding;

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risks related to operating in foreign countries, including credit risks, ability to enforce intellectual property rights, currency exchange rate fluctuations, taxation, industry labor strikes, increased customs and shipping rates, asset seizure, business licensing, land use requirements, and inconsistent interpretation and enforcement of foreign laws;

•	export controls regarding the ability of U.S. companies to export semiconductor chips and equipment to China;

•	our ability to comply with privacy and data protection regulations;

•	whether we will continue to pay cash dividends on our common stock; and

•	the timing and amount of share repurchases.

MARKET AND INDUSTRY DATA

Unless we indicate otherwise, we base the information concerning our markets/industry contained herein on our general knowledge of and expectations concerning those markets/industry, on data from various industry analyses, on our internal research, and on adjustments and assumptions that we believe to be reasonable. However, we have not independently verified data from market/industry analyses and cannot guarantee their accuracy or completeness.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf process, we or any selling security holders may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or such security holders offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, in this prospectus “Leggett & Platt,” “Company,” “we,” “us,” “our” and “ours” refer to Leggett & Platt, Incorporated and its subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk  Factors” in Item 1A of our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q or Current Reports on Form 8-K, and in the other subsequently filed documents under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto and applicable free writing prospectus before making a decision to invest in our securities. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. See “Where You Can Find More Information.”

LEGGETT & PLATT, INCORPORATED

Leggett & Platt, Incorporated was founded as a partnership in Carthage, Missouri in 1883 and was incorporated in 1901. The Company, a pioneer of the steel coil bedspring, has become an international diversified manufacturer that conceives, designs and produces a wide range of engineered components and products found in many homes, offices, automobiles and aircraft. We are a Missouri corporation and our principal executive offices are located at 1 Leggett Road, Carthage, Missouri 64836. Our telephone number is (417) 358-8131.

WHERE YOU CAN FIND MORE INFORMATION

We electronically file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “LEG.” Information about us, including our SEC filings, is also available at our Internet site at http://www.leggett.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (SEC File No. 001-07845) (provided, however, that unless otherwise stated in the applicable reports, this prospectus does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any related exhibits under Item 9.01 of Form 8-K, or any other information furnished to, and not filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 27, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed May 8, 2024;

•	Our Current Reports on Form 8-K filed on January 16, 2024, February 28, 2024, March 25, 2024, April 30, 2024, May 10, 2024 and May 21, 2024;

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Portions of our definitive proxy statement on Schedule 14A filed on March 28, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023 under the Exchange Act; and

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The description of our common stock contained in our Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984 and as updated by Exhibit 4.7 to the Company’s Form 10-K for the year ended December 31, 2023 filed on February 27, 2024, including any amendments or reports filed for the purpose of updating such description.

We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference but not delivered with the prospectus (other than exhibits unless the exhibits are specifically incorporated by reference) upon the written or oral request of such person. Written requests should be directed to: S. Scott Luton, Leggett & Platt, Incorporated, Vice President – Corporate Secretary, No. 1 Leggett Road, Carthage, Missouri 64836. Telephone requests should be directed to S. Scott Luton, Vice President – Corporate Secretary at (417) 358-8131.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a “well-known seasoned issuer,” we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include, among other things, working capital additions, investments in or extensions of credit to our subsidiaries, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. For purposes of this description of debt securities, the terms “we,” “our,” “ours” and “us” refer only to Leggett & Platt, Incorporated and not to any of its subsidiaries.

The Indentures

The senior debt securities will be issued in one or more series under our Senior Indenture, dated May 6, 2005, between us and U.S. Bank Trust Company, National Association, as successor trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us and a financial institution as trustee, if and when we issue subordinated debt securities. The description of the indentures set forth below assumes that we enter into a subordinated indenture. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture, and may not contain all of the information you may find useful. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We urge you to read the indentures because they, and not the summaries, define many of your rights as a holder of our debt securities. The Senior Indenture and the form of the subordinated indenture have each been filed as an exhibit to the registration statement and you should read the indentures for provisions that may be important to you. Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.

General

The indentures do not limit the aggregate amount of debt securities which we may issue nor do they limit other debt we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank equally with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture. See “Subordination of the Subordinated Debt Securities” below. The indentures provide that the debt securities may be issued from time to time in one or more series. Unless otherwise provided, all debt securities of any one series may be reopened for issuance of additional debt securities of such series. (Section 3.1 of each indenture). We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•	the date or dates on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed, floating or zero, at which such debt securities will bear any interest or the method of calculating such rate or rates;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

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the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable or may be redeemed, in whole or in part, at our option;

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any of our rights or obligations to redeem, repay, purchase or offer to purchase such debt securities pursuant to any sinking fund or analogous provisions or upon a specified event and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	the denominations in which such debt securities will be issued;

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any currency or currency units for which such debt securities may be purchased or in which debt securities may be denominated, in which principal of, any premium and any interest on such debt securities, or any installments thereof will be payable and whether we or the holders of any such debt securities may elect to receive payments in a currency or currency unit other than that in which such debt securities are payable;

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any index, formula or other method used, including reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable or changes in the prices of particular securities or commodities, to determine the amount of principal, any premium and any interest payments, or any installments thereof, on the debt securities;

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if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	the person to whom any interest is payable if other than the person in whose name such debt security is registered on the applicable record date;

•	any addition to, or modification or deletion of, any term of subordination, event of default or covenant specified in the indenture with respect to such debt securities;

•	any manner of defeasance specified for such debt securities;

•	any terms upon which the holders may convert or exchange debt securities into or for our common or preferred stock or other securities or property of us or another issuer;

•	in the case of the subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities. (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the amount of securities issued under this registration statement.

Form and Denominations

Unless we specify otherwise in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Optional Redemption, Prepayment or Conversion in Certain Events

The prospectus supplement relating to a particular series of debt securities which provides for the optional redemption, prepayment or conversion of such debt securities on the occurrence of certain events, such as a change of control of us, will provide if applicable:

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a discussion of the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of our securities or our ability to obtain additional financing in the future;

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a statement that we will comply with any applicable provisions of the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with any optional redemption, prepayment or conversion provisions and any related offers by us, including Rule 13e-4 if such debt securities are convertible;

•	a disclosure as to whether the securities will be subject to any sinking fund or similar provision, and a description of any such provision;

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a disclosure of any cross-defaults in other indebtedness which may result as a consequence of the occurrence of certain events so that the payments on such debt securities would be effectively subordinated;

•	a disclosure of the effect of any failure to repurchase under the applicable indenture, including in the event of a change of control of us;

•	a disclosure of any risk that sufficient funds may not be available at the time of any event resulting in a repurchase obligation; and

•	a discussion of any definition of “change of control” contained in the applicable indenture.

Payment

Unless we specify otherwise in the applicable prospectus supplement:

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payments in respect of the debt securities will be made in the designated currency at the office or agency we may designate from time to time, except that, at our option interest payments on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled to payments at their registered addresses or, if provided in the applicable prospectus supplement or in the case of holders of $1 million or more in aggregate principal amount of debt securities, by wire transfer to an account designated by the registered holder; and

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payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

If we do not pay interest when due, that interest will no longer be payable to the registered holder of the debt securities on the record date for such interest. We will pay any defaulted interest, at our election:

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to the person in whose name the debt securities are registered at the close of business on a special record date set by the trustee between 10–15 days before the payment of such defaulted interest and at least 10 days after the receipt by the trustee of notice of the payment by us; or

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in any other lawful manner that is consistent with the requirements of any securities exchange on which the debt securities are listed if, after we give notice to the trustee, the trustee determines the manner of payment is practicable. (Section 3.7 of each indenture).

Transfer and Exchange

Unless we specify otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose we designate from time to time. Debt securities may be transferred or exchanged generally without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture). We have appointed the trustee under the senior indenture as security registrar with respect to securities issued under that indenture.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

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the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

Unless we specify otherwise in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety.” As a result, it may be unclear as to whether the merger, consolidation or sale, transfer or lease of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Limitations on Liens

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary will create or have outstanding any mortgage, lien, pledge or other encumbrance upon any property, without providing that the debt securities will be secured equally and ratably or prior to the debt.

A subsidiary generally is any corporation or other entity of which we or one of our subsidiaries owns more than 50% of the total voting power of shares of capital stock.

The limitation on liens does not apply to:

•	liens existing on the date of the indenture;

•	liens that secure or pay the costs of acquiring, developing, refurbishing, constructing or improving that property;

•	liens on any acquired property existing at the time it is acquired by us, whether or not we assume the related indebtedness;

•	liens on property, shares of capital stock or other assets of a subsidiary existing at the time it becomes a subsidiary;

•	liens securing debt of a subsidiary owed to us or another of our subsidiaries or securing our debt to a subsidiary;

•	liens on any property, shares of stock or assets existing at the time it is acquired by us, whether by merger, consolidation, purchase, lease or some other method;

•	liens on property which the creditor has no or limited recourse to us, except to such property or proceeds from it;

•	liens on property which do not materially detract from its value;

•	any extension, renewal or replacement of any of the liens referred to above;

•	liens in connection with legal proceedings with respect to any of our material property;

•

liens for taxes or assessments, landlords’ liens, mechanics’ liens, or charges incidental to the conduct of business or ownership of property, not incurred by borrowing money or securing debt, or not overdue, or liens we are contesting in good faith, or liens released by deposit or escrow; and

•	liens for penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters.

The limitation also does not apply to any liens not excluded by the above examples if at the time and after giving effect to any debt secured by a lien such liens do not exceed 15% of our consolidated assets. (Section 12.5 of each indenture).

“Consolidated assets” is defined to mean the gross book value of the assets of the Company and our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

Limitations on Sale and Leaseback

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary of ours will enter into any sale and leaseback transaction. A sale and leaseback transaction occurs when we or a subsidiary of ours sells or arranges to sell or transfer a principal property back to a lender or other third party and we or our subsidiary will in turn lease the principal property back from the lender or other third party, except for temporary leases for a term, including renewals at the option of the lessee, if not more than three years and except for leases between us and one of our subsidiaries or between our subsidiaries. A “principal property” is any of our owned or leased manufacturing plants located in the United States of America, not including any plant(s) our board of directors determines are not of material importance to the business of our company and its subsidiaries taken as a whole.

The restrictions on sale and leaseback transactions do not apply where either: (a) we or a subsidiary would be entitled to create debt secured by a lien on the property to be leased in an amount at least equal to “attributable debt” (as referred to below), without equally and ratably securing the debt securities, or (b) within a period twelve months before and twelve months after the consummation of the sale and leaseback transaction, we or one of our subsidiaries generally expends on the property, an amount equal to:

•	the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction, or

•

part of the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction and apply an amount equal to the remainder due as described below.

Attributable debt is the present value discounted at the interest rate implicit in the terms of the lease of the lessee’s obligation for the remaining net rent payments due under the remaining term of the lease, including any effective renewal term or period which may, at the option of the lessor, be extended.

The limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback we apply, within 90 days of the effective date of any transaction, a cash amount equal to the attributable debt to retire debt for money we or our subsidiaries borrowed, not subordinate to the debt securities, which matures at, or is extendible or renewable to, a date more than 12 months after the creation of the debt at the obligor’s sole option without the consent of the obligee. (Section 12.6 of each indenture).

Waiver of Certain Covenants

The indentures provide that we will not be required to comply with certain restrictive covenants, including those described above under “Limitations on Liens” and “Limitations on Sale and Leaseback,” if the holders of at least a majority in principal amount of each series of outstanding debt securities affected waive compliance with the restrictive covenants. (Section 12.7 of each indenture).

Modification or Amendment of the Indentures

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

•	conflict with the required provisions of the Trust Indenture Act;

•	except as described in any prospectus supplement:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security,

•

reduce the principal amount, interest or any premium payable upon redemption; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, any premium or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

•

modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of such debt securities of each series affected thereby. (Section 11.2 of each indenture).

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to evidence the succession of another corporation to our rights and covenants in each indenture;

•	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers conferred in the indenture;

•	to add any additional events of default;

•	to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

•

to change or eliminate any provisions, when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

•	to provide security for or guarantee of the debt securities;

•

to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities as long as such action does not materially adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities in accordance with each indenture;

•

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

•	to adjust any conversion rights upon a merger of us or a sale by us of substantially all of our assets; or

•

in the case of the subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Section 11.1 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture).

Subordination of the Subordinated Debt Securities

Any subordinated debt securities issued by us will be subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. (Section 17.1 of the subordinated indenture). Unless we specify in the applicable prospectus supplement, the term “senior indebtedness” means the principal, any premium, and interest on:

•

all of our indebtedness, whether outstanding or thereafter created, incurred or assumed, for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Unless we specify otherwise in the applicable prospectus supplement, senior indebtedness will not include:

•	indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business; and

•	any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated indenture).

Unless we specify otherwise in a prospectus supplement, no direct or indirect payment, in cash, property or securities, by setoff or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	we default in the payment of any principal, or any premium or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 17.4 of the subordinated indenture).

Unless we specify otherwise in the applicable prospectus supplement, all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before we make any payment or distribution, in cash, securities or other property, on account of subordinated debt securities in the event of:

•

any insolvency, bankruptcy, receivership, liquidation, reorganization, assignment for the benefit of creditors, marshaling of assets, readjustment, composition or other similar proceeding relating to us, our creditors or our property; or

•

any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings. (Section 17.3 of the subordinated indenture).

Unless we specify otherwise in the applicable prospectus supplement, in any such event, payments or distributions which would be made on subordinated debt securities will generally be paid to the holders of senior indebtedness in accordance with the priorities existing until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement, if the payments or distributions on subordinated debt securities are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to senior indebtedness under such a plan, they will be made to the holders of the subordinated debt securities (Section 17.3 of the subordinated indenture). No holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities by any act or failure to act on the part of us. (Section 17.9 of the subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of that indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of our creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by us on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated indenture).

The subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated indenture.) The prospectus supplement relating to such subordinated debt securities would describe any such change.

The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

As of March 31, 2024, we had a carrying value of $2.1 billion of long-term debt and current maturities of long-term debt, all of which, other than $7 million, was unsecured debt that would rank equally with any senior debt securities. The secured portion of the long-term debt consisted of finance leases and other notes. We will disclose material changes to this amount in any prospectus supplement relating to an offering of our debt securities. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated indebtedness outstanding as of a recent date. The subordinated indenture will place no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness. Except as noted above, our outstanding short-term and long-term indebtedness would rank equally with our senior debt securities and all such indebtedness would be prior in right of payment to the subordinated debt securities.

Events of Default

Unless we specify otherwise in a prospectus supplement, an event of default with respect to any series of debt securities issued under each indenture means:

•	default for 30 days in the payment of any interest on any debt security of such series when due;

•	default in the payment of the principal of, and any premium on, any debt security of such series when due;

•	default for 30 days in the deposit of any sinking fund payment when due by the terms of any debt security of such series;

•

default for 90 days after we receive notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series in the performance of any covenant or breach of any warranty in the indenture governing that series;

•

default as defined under any other debt instrument with an outstanding amount due exceeding $50,000,000 that is accelerated and that continues for 10 days without being discharged or the acceleration being rescinded after the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series notifies us of the acceleration;

•	certain events of bankruptcy, insolvency or receivership; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of a payment default, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders. (Section 6.2 of each indenture).

If an event of default occurs and is continuing in respect of any outstanding series of debt securities, the trustee of the senior or subordinated indentures or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be immediately due and payable. However, with respect to any debt securities issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

Unless we specify otherwise in a prospectus supplement, if an event of default because of certain events of bankruptcy, insolvency or receivership as described above shall occur and be continuing, then the principal amount of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

We must file annually with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).

Subject to indemnification requirements and other limitations set forth in the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations with respect to the debt securities of any series, as described below. These provisions will apply only to any registered securities denominated and payable in U.S. dollars, unless otherwise specified in a prospectus supplement. The prospectus supplement will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of each indenture).

At our option, we may choose one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may decide not to comply with the covenants described under the headings “Limitations on Liens,” “Limitations on Sale and Leaseback” and certain covenants described under “Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be discharged from our obligations if we irrevocably deposit with the trustee, in trust, sufficient money and/or U.S. Government Obligations (as referred to below), in the opinion of a nationally recognized firm of independent public accountants, to pay principal, including any mandatory sinking fund payments, any premium, and interest on the debt securities of that series on the maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling which provides that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

In addition, with respect to the subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “Subordination of the Subordinated Debt Securities” above, would prevent us from making payments of principal of, and any premium and interest on subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates installments of interest or principal are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” generally means securities which are (1) direct obligations of the United States backed by its full faith and credit, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include certain depository receipts. (Section 15.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the applicable prospectus supplement. (Section 15.1 of each indenture).

Conversion or Exchange

Any series of the debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus or other property or securities of us or other securities or property of another issuer. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement.

Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Sections 3.1 and 16.1 of each indenture).

Notices to Registered Holders

Notices to registered holders of debt securities will be sent by mail to the addresses of those holders as they appear in the security register. (Section 1.5 of each indenture).

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement debt security will be issued. (Section 3.6 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

U.S. Bank Trust Company, National Association is trustee under the senior indenture and unless otherwise specified in the applicable prospectus supplement, is expected to act as trustee under the subordinated indenture. U.S. Bank is a lender under our primary credit facility and is also a trustee for certain of our other debt instruments. From time to time, we may also enter into other banking or other relationships with U.S. Bank or its affiliates.

If a trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes or debentures or continuing to be a creditor of Leggett in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus or in an applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Sections 1.1 and 6.10 of each indenture).

Global Debt Securities

Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide (subject to the procedures of the depositary) to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

The Depository Trust Company. Unless otherwise indicated in the prospectus supplement, The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered debt securities certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through whom the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt securities documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered through its participant and shall affect delivery of such debt securities by causing the participant to transfer the participant’s interest in the debt securities on DTC’s records. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of the tendered debt securities to the tender agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor depository is not obtained, the debt securities certificates are required to be printed and delivered.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of debt securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of our common and preferred stock. You should refer to Exhibit 4.7 of our Annual Report on Form 10-K filed on February 27, 2024 and subsequent incorporated documents for additional information about our capital stock, as described in “Where You Can Find More Information.”

Common Stock

As of the date of this prospectus, we are authorized to issue up to 600,000,000 shares of common stock, par value $0.01 per share. As of June 10, 2024, 134,107,162 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the trading symbol “LEG.”

Dividends. Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of holders of the preferred stock, if any.

Voting. Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the shareholders. Holders of our common stock do not have cumulative voting rights.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holder of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

Redemption Rights. Holders of our common stock are entitled to have those shares redeemed under certain circumstances relating to a tender offer opposed by our Board by a person who has become a beneficial owner of more than 50% of our common stock. The redemption price is generally the highest price paid by the acquiring person in the tender offer, or the highest price on a specified record date.

Miscellaneous. Once shares of common stock are fully paid, they are non-assessable. Also, the shares have no subscription, conversion or preemptive rights, or sinking fund provisions. Reference is made to the “Anti-Takeover Effects of Provisions” and “Missouri Statutory Provisions” in Exhibit 4.7 of our Annual Report on Form 10-K filed on February 27, 2024, which is incorporated by reference.

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be contained in our Articles of Incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock.

Our Articles of Incorporation vest our board of directors with authority to issue up to 100,000,000 shares of preferred stock, no par value per share, from time to time in one or more classes and one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolutions providing for the issuance of such stock adopted by our board of directors. As of June 14, 2024, no shares of preferred stock were outstanding.

Our board of directors is authorized to fix or determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the voting rights appertaining to shares of preferred stock;

•	the rate and conditions, if any, under which dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative;

•	the price, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our liquidation, dissolution or winding up of our affairs;

•

the rights, if any, of holders of a series of preferred stock to convert or exchange such shares for shares of any other class or series of our capital stock or any other corporation, including the determination of the price or the rate applicable to such right to convert or exchange and the adjustment thereof, the time during which the rights to convert or exchange will be applicable and the time during which a particular price or rate will be applicable; and

•	any other preferences, rights, privileges, qualifications, limitations and restrictions applicable to the series as may be permitted by law.

Before we issue any shares of preferred stock of any class or series, a certificate setting forth a copy of the resolutions of our board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such class or series, and the number of shares of preferred stock of such class or series, authorized by our board of directors to be issued will be made and filed in accordance with applicable law and set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where You Can Find More Information.”

The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms may include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or other securities described in this prospectus will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement will describe the specific terms of any warrant units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the warrants or warrant units being offered.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock, preferred stock or depositary shares, warrants or rights at a future date or dates. The price per security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. The payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, which may include one or more of the following:

•

the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares, warrants or rights or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the purchase contracts and any applicable underlying security being offered.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the units and any applicable underlying security being offered or pledge or depository arrangements.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or any selling security holder may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us or by any selling security holder to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jennifer J. Davis, Executive Vice President – General Counsel of Leggett & Platt, Incorporated will pass upon the validity of certain securities offered hereby and with respect to Missouri corporate law. We pay Ms. Davis a salary and a bonus and she is a participant in various employee benefit plans offered by us and owns and has equity awards relating to shares of our common stock. Latham & Watkins LLP will pass upon certain legal matters regarding certain securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel who we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$(1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Expenses	(2)
Trustee Fees and Expenses	(2)
Stock Exchange Listing Fees	(2)
Rating Agency Fees	(2)
Miscellaneous Expenses	(2)
Total	(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
(2)

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable or capable of estimate.

Item 15. Indemnification of Directors and Officers.

The Company is a Missouri corporation. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (“GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred in connection with such action, suit or proceeding.

Section 351.355(5) of the GBCL provides that expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of that section. The insurance or other arrangement, including a trust fund, self-insurance, letters of credit, guaranty or surety arrangement, may be procured within the corporation or with any insurer or other person deemed appropriate by the board of directors. That section also provides that in the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

The Company’s restated articles of incorporation, as amended, and bylaws, as amended, generally provide that each person who was or is a director or officer of the corporation shall be indemnified by the corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in its restated articles of incorporation. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights, and any other statutory indemnification provision adopted after May 7, 1986. The Company’s bylaws, as amended, also provide that each person who was or is an employee or agent of the corporation, or who was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise may, at the discretion of the board of directors, be indemnified by the corporation to the same extent as provided in the bylaws for directors and officers. The Company’s restated articles of incorporation also provide that the indemnification and other rights provided by the restated articles of incorporation will not be deemed exclusive of any other rights to which a director or officer may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of director or officer, and the corporation is specifically authorized to provide such indemnification and other rights by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Company has a similar provision in its bylaws.

The Company’s restated articles of incorporation provide that expenses incurred by any person who was or is a director or officer in defending generally any proceeding (including those by or in the right of the Company) shall be promptly advanced by the Company when so requested at any time, but only if the requesting person delivers to the Company an undertaking to repay to the Company all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified under the Company’s restated articles of incorporation, bylaws, state law or otherwise. The Company has a similar provision in its bylaws.

In addition, the Company has entered into indemnification agreements, approved by its shareholders, with its directors and executive officers. Pursuant to those agreements, the Company has agreed to indemnify and hold harmless each indemnitee to the fullest extent permitted or authorized by applicable law. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights, and any other statutory indemnification provision adopted after May 7, 1986. In addition, the Company has agreed to further indemnify and hold harmless each such party who was or is a party or is threatened to be made party to any proceeding, including any proceeding by or in the right of the Company, by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request or on the behalf of the Company as a director, officer, employee or agent of another enterprise or by reason of anything done or not done by him or her in any such capacities. However, under these agreements, the Company will not provide indemnification: (i) for amounts indemnified by the Company outside of the agreement or paid pursuant to insurance; (ii) in respect of remuneration paid to indemnitee if determined finally that such remuneration was in violation of law; (iii) on account of any suit for any accounting of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of any federal, state or local law; (iv) on account of indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final adjudication shall determine that such indemnification is not lawful.

The Company’s restated articles of incorporation provide that the corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Company has a similar provision in its bylaws. The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its restated articles of incorporation. This insurance may provide broader coverage for such individuals than may be required by the provisions of the restated articles of incorporation or the bylaws.

The foregoing represents a summary of the general effect of the indemnification provisions of the GBCL, the restated articles of incorporation, as amended, the bylaws, as amended, and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, the restated articles of incorporation, as amended, the bylaws, as amended, and any pertinent agreements.

The forms of Underwriting Agreement to be filed as Exhibits 1.1 to 1.6 to this registration statement will provide for the mutual indemnification of the Company and any Underwriters, their respective controlling persons, directors and certain of their officers, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement (Debt).

1.2*	Form of Underwriting Agreement (Equity or Depositary Shares).

1.3*	Form of Underwriting Agreement (Preferred Stock).

1.4*	Form of Underwriting Agreement (Purchase Contracts).

1.5*	Form of Underwriting Agreement (Units).

1.6*	Form of Underwriting Agreement (Warrants).

4.1	Restated Articles of Incorporation of the Company as of May 13, 1987, with Amendments dated May 12, 1993 and May 20, 1999; filed March 11, 2004 as Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2003, are incorporated by reference. (SEC File No. 001-07845)

Exhibit No.	Description

4.2	Bylaws of the Company, as amended through February 22, 2023, filed February 23, 2023 as Exhibit 3.2.1 to the Company’s Form 8-K, is incorporated herein by reference. (SEC File No. 001-07845)

4.3	Senior Indenture dated May 6, 2005 between the Company and U.S. Bank Trust Company, National Association (successor in interest to The Bank of New York Mellon Trust Company, NA which was successor in interest to JPMorgan Chase Bank, N.A.), as Trustee, filed May 10, 2005 as Exhibit 4.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.3.1	Tri-Party Agreement under the May 6, 2005 Senior Indenture, between the Company, The Bank of New York Mellon Trust Company, NA (successor in interest to JPMorgan Chase Bank, N.A.) (as Prior Trustee) and U.S. Bank National Association (as Successor Trustee), dated February 20, 2009, filed February 25, 2009 as Exhibit 4.3.1 to the Company’s Form 10-K, is incorporated by reference. (SEC File No. 001-07845)

4.4	Form of Subordinated Indenture, filed March 9, 2005 as Exhibit 4.2 to the Company’s Form S-3, is incorporated by reference. (SEC File No. 333-123213)

4.5*	Form of Purchase Contract Agreement and Units (including form of related security certificate).

4.6*	Form of Pledge Agreement for Purchase Contract and Units.

4.7*	Form of Senior Debt Security.

4.8*	Form of Subordinated Debt Security.

4.9*	Form of Certificate of Designation relating to Preferred Stock—authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

4.10*	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).

4.11*	Form of Warrant Agreement of Registrant (including form of warrant certificate).

4.12*	Form of Unit Agreement of Registrant (including form of unit certificate).

5.1	Opinion of Jennifer J. Davis, Executive Vice President – General Counsel of the Company.

5.2	Opinion of Latham & Watkins LLP.

8.1*	Opinion regarding tax matters.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Jennifer J. Davis (contained in Exhibit 5.1).

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.2).

24.1	Power of Attorney for this Registration Statement.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Senior Indenture.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Subordinated Trustee, as Trustee under the Subordinated Indenture.

107	Filing Fee Table

*

Indicates document to be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference herein pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on June 14, 2024.

LEGGETT & PLATT, INCORPORATED

By:	/s/ Karl G. Glassman
Karl G. Glassman President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karl G. Glassman Karl G. Glassman	President and Chief Executive Officer, Chairman of Board (Principal Executive Officer)	June 14, 2024

/s/ Benjamin M. Burns Benjamin M. Burns	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 14, 2024

/s/ Tammy M. Trent Tammy M. Trent	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 14, 2024

Angela Barbee* Angela Barbee	Director

Mark A. Blinn* Mark A. Blinn	Director

Robert E. Brunner* Robert E. Brunner	Director

Mary Campbell* Mary Campbell	Director

Manuel A. Fernandez* Manuel A. Fernandez	Director

Joseph W. McClanathan* Joseph W. McClanathan	Director

Srikanth Padmanabhan* Srikanth Padmanabhan	Director

Jai Shah* Jai Shah	Director

Phoebe A. Wood* Phoebe A. Wood	Director

*

S. Scott Luton, by signing his name hereto, signs this Registration Statement on behalf of each of the persons indicated by an asterisk above pursuant to the power of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of this Registration Statement.

By: /s/ S. Scott Luton S. Scott Luton Attorney-in-Fact Under Power-of-Attorney dated June 13, 2024	June 14, 2024